UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2010

CAPITAL CITY BANK GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (850) 671-0300

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K
CURRENT REPORT

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareowners of Capital City Bank Group, Inc. (the “Company”) was held on April 20, 2010.  Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations.  The following summarizes all matters voted upon at this Annual Meeting.

1.
The following directors were elected for a term to expire at the 2013 annual meeting and until their successors are elected and qualified.  Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. The number of votes cast were as follows:

	For	Against/Withheld	Broker Non-Votes
Cader B. Cox, III	9,452,989	91,513
L. McGrath Keen, Jr.	9,451,511	92,991
William G. Smith, Jr.	9,447,518	96,984

2.
A resolution that the shareowners ratify the action of the Audit Committee in selecting and appointing Ernst & Young, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010 was submitted to, and voted upon by, the shareowners.  The number of votes cast were as follows:

For	Against/Withheld	Abstention	Broker Non-Votes
11,345,675	52,452	2,780

The resolution, having received the affirmative vote of the holders of at least a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date:            April 23, 2010                                                                By:     /s/ J. Kimbrough Davis
J. Kimbrough Davis,
Executive Vice President
and Chief Financial Officer